Exhibit 10.2
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 is effective as of December 19, 2016 and hereby amends the Employment Agreement (the “Agreement”), dated as of April 15, 2016, by and between Mary C. Cook (“Executive”) and Chart Industries, Inc. (the “Company”).

WHEREAS, the Company and Executive desire to amend the Agreement; and

WHEREAS, the parties reserved the right to amend the Agreement pursuant to Section 13.c thereof.

NOW, THEREFORE, pursuant to Section 13.c of the Agreement, and effective as of December 6, 2016, the parties hereby amend the Agreement as follows:

1.	Section 4A of the Agreement is hereby added and shall read as follows:

“4A. Retention Bonus.

(a)
Cash Bonus. If Executive remains in the continuous employ of the Company or one of its affiliates from November 1, 2016 until [December 31, 2017] (the “Retention Period”) and does not relocate to a new location outside of the general Bay Village, OH area, then, subject to Section 4A.e below, Executive shall become entitled to receive a retention bonus in an amount equal to 50% of Executive’s Base Salary as of the end of the Retention Period (or any Base Salary rate that was higher during the Term) (the “Retention Bonus”).

(b)
Treatment of Equity Awards. In addition, if Executive becomes entitled to receive the Retention Bonus pursuant to Section 4A.a above then, subject to Section 4A.e below, (i) all outstanding equity awards held by Executive as of the date of Termination of Employment shall become 100% fully vested and exercisable (for any performance-based awards, such awards will vest at 100% of target) and (ii) the Company will extend the exercise period for each stock option held by Executive as of the date of Termination of Employment until the earlier of (A) five (5) years following the date of Termination of Employment or (B) the stock option’s original expiration date.

(c)
Forfeiture. Except as provided in Section 4A.d below, if Executive’s employment with the Company terminates prior to the end of the Retention Period, Executive will forfeit any right to the Retention Bonus and the Company shall have no obligation to make any payment with respect to such Retention Bonus. In addition, if Executive relocates to a new location outside of the general Bay Village, OH area prior to the end of the Retention Period, she will forfeit her right to the Retention Bonus.

(d)
Termination without Cause or for Good Reason. Notwithstanding any provision herein to the contrary, if, prior to the end of the Retention Period, the Company terminates Executive’s employment without Cause or Executive terminates her employment for Good Reason, then, subject to Section 4A.e below, Executive shall become entitled to receive the Retention Bonus, the vesting of outstanding equity awards and the extended stock option exercise period (or the cash payment in lieu thereof) as provided in Section 4A.b above.

(e)
Release Requirement. Notwithstanding any provision herein to the contrary, Executive’s right to receive the Retention Bonus and receive the treatment for her outstanding equity awards provided for in Section 4A.b above shall be subject to and conditioned upon Executive’s execution and delivery of a general release of claims against the Company and its affiliates in a form reasonably acceptable to the Company (the “Release”) and such Release must become effective and irrevocable no later than sixty (60) days following the end of the Retention Period (or the date of Executive’s Termination of Employment, if earlier).

(f)	Payment. The Retention Bonus, if earned, will be paid to Executive, and the vesting of the equity awards shall occur, as soon as administratively practicable following the date on which Executive’s Release becomes effective and irrevocable, but no later than two and one-half (2 ½) months following the end of the calendar year in which the Retention Period ends.

2.	This Amendment shall only modify the Agreement as set forth herein. All other terms and conditions of the Agreement shall remain in full force and effect.

3.	Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms set forth in the Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment.

CHART INDUSTRIES, INC.	Mary C. Cook
("Company")	("Executive")

Date: March 6, 2017
/S/ JILLIAN C. EVANKO	/S/ MARY C. COOK
Chief Financial Officer	Chief Accounting Officer and Controller, Finance